Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 3
                             Payment Date 11/26/2001

Servicing Certificate
Beginning Pool Balance                                                           26,094,883.98
Beginning PFA                                                                             0.00
Ending Pool Balance                                                              24,043,744.11
Ending PFA Balance                                                                           -
Principal Collections                                                             2,051,139.87
Principal Draws                                                                              -
Net Principal Collections                                                         2,051,139.87
Active Loan Count                                                                        1,082

Interest Collections                                                                221,643.30

Weighted Average Net Loan Rate                                                        9.69997%
Substitution Adjustment Amount                                                            0.00

Note Rate                                                                              7.9500%

Term Notes                                                                     Amount             Factor
----------                                                                     ------             ------
Beginning Balance                                                                25,200,295.84     0.5040059
Ending Balance                                                                   23,137,285.59     0.4627457
Principal                                                                         2,063,010.25    41.2602050
Interest                                                                            166,951.96     3.3390392
Interest Shortfall                                                                        0.00     0.0000000
Security Percentage                                                                    100.00%

Variable Funding Notes                                                         Amount
----------------------                                                         ------
Beginning Balance                                                                         0.00
Ending Balance                                                                            0.00
Principal                                                                                 0.00
Interest                                                                                  0.00
Interest Shortfall                                                                        0.00
Security Percentage                                                                      0.00%


Certificates                                                                         39,670.92



Beginning Overcollateralization Amount                                              894,588.14
Overcollateralization Amount Increase (Decrease)                                     11,870.38
Outstanding Overcollateralization Amount                                            906,458.52
Overcollateralization Target Amount                                                 906,458.52

Credit Enhancement Draw Amount                                                            0.00
Unreimbursed Prior Draws                                                                  0.00


                                                                                                  Number        Percent
                                                                                       Balance   of Loans     of Balance
Delinquent Loans (30 Days)                                                          289,633.09      14           1.20%
Delinquent Loans (60 Days)                                                           35,532.32       3           0.15%
Delinquent Loans (90 Days)                                                           44,356.52       2           0.18%
Delinquent Loans (120 Days)                                                          55,181.16       2           0.23%
Delinquent Loans (150 Days)                                                           4,937.67       1           0.02%
Delinquent Loans (180+ Days)                                                         31,458.52       2           0.13%
Foreclosed Loans                                                                     31,458.52       2           0.13%
REO                                                                                       0.00       0           0.00%

Delinquency Figures Include Foreclosures, REO and Bankruptcies

                                                                        Liquidation To-Date
Beginning Loss Amount                                                               164,092.88
Current Month Loss Amount                                                                 0.00
Current Month Principal Recovery                                                          0.00
Net Ending Loss Amount                                                              164,092.88

                                                                           Special Hazard          Fraud      Bankruptcy
Beginning Amount                                                                          0.00          0.00          0.00
Current Month Loss Amount                                                                 0.00          0.00          0.00
Ending Amount                                                                                -             -             -

Liquidation Loss Distribution Amounts                                                     0.00
Extraordinary Event Losses                                                                0.00
Excess Loss Amounts                                                                       0.00

Capitalized Interest Account
Beginning Balance                                                                         0.00
Withdraw relating to prior month Collection Period                                        0.00
Interest Earned (Zero, Paid to Funding Account)                                          0.00
                                                                                         ----
Total Ending Capitalized Interest Account Balance                                         0.00
Interest Withdrawn for prior Collection Period                                            0.00


Funding Account
Beginning Funding Account Balance                                                            -
Funding Account balance sent to Noteholders                                                  -
Payment for Additional Purchases                                                             -
Ending Funding Account Balance                                                               -
Interest Earned for current Collection Period                                                -
Interest Withdrawn for prior Collection Period                                               -

Prefunding Account
Beginning Balance                                                                         0.00
Additional Purchases during Revolving Period                                              0.00
Excess of Draws over Principal Collections                                                0.00
                                                                                         ----
Total Ending Balance                                                                      0.00
Interest Earned for current Collection Period                                             0.00
Interest Withdrawn for prior Collection Period                                            0.00

Reserve Account
Beginning Balance                                                                         0.00
Deposits to Reserve Account for current Payment Date                                      0.00
Withdrawals from Reserve Account for current Payment Date                                 0.00
                                                                                         ----
Total Ending Reserve Account Balance as of current Payment Date                           0.00
Interest Earned for current Collection Period                                             0.00
Interest Withdrawn for prior Collection Period                                            0.00
